UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2012 (April 20, 2012)

QR Energy, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35010	90-0613069
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(Address of principal executive office) (Zip Code)

(713) 452-2200

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

On April 25, 2012, QR Energy LP (the “Partnership”) filed a Current Report on Form 8-K (the “Initial 8-K”) with the Securities and Exchange Commission (the “SEC”) in connection with its completion of an acquisition on April 20, 2012 from Prize Petroleum, LLC and Prize Pipeline, LLC of predominantly low decline, long life oil properties (the “Prize Properties”), primarily located in the Ark-La-Tex area, for $225 million in cash after customary purchase price adjustments.

The Initial 8-K, as amended by the Current Report on Form 8-K/A filed with the SEC on June 29, 2012 (“Amendment No. 1”), is being amended by this Amendment No.2 to include updated pro forma financial information with respect to the Prize Acquisition for the six months ended June 30, 2012. No other amendments to the Initial 8-K or Amendment No. 1 are being made by this Amendment No. 2.

(b) Pro forma financial information.

The unaudited pro forma combined statement of operations for the six months ended June 30, 2012 and the related notes, showing the pro forma effects of the acquisition of the Prize Properties, are attached hereto as Exhibit 99.1.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Unaudited pro forma combined statement of operations for the six months ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

.

QR Energy, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Gregory S. Roden
Name: Gregory S. Roden
Title: Vice President and General Counsel

Dated: September 7, 2012